UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2012 (December 29, 2011)

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NATIONAL HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	001-13489 (Commission File Number)	52-2057472 (I.R.S. Employer Identification No.)
100 Vine Street Murfreesboro, Tennessee (Address of Principal Executive Offices)		37130 (Zip Code)

Registrant’s telephone number, including area code:  (615) 890-2020

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On December 29, 2011 and effective on December 31, 2011, National HealthCare Corporation, through its subsidiary NHC/OP, L.P. ("NHC"), entered into a Contribution Agreement with Caris HealthCare, L.P. ("Caris") and other related agreements with Caris and Norman C. McRae ('McRae") pursuant to which NHC acquired a 7.5% interest in Caris from McRae in exchange for $7,500,000.  Furthermore, on December 29, 2011 and effective on January 1, 2012, NHC assigned its membership interest in Solaris Hospice, LLC ("Solaris") to Caris in exchange for an additional 2.7% limited partnership interest in Caris.  As a result of these agreements, NHC is now a 67.1% limited partner of Caris.  Among the related agreements is an Option to Purchase Agreement between NHC and McRae in which NHC acquired an option to purchase up to an additional 7.5% limited partnership interest in Caris from McRae at a price of $1,000,000 per percentage point on or before December 31, 2012.

Prior to the transactions, NHC owned a 57.4% non-controlling ownership interest in Caris.  Caris specializes in hospice care services in NHC owned health care centers and in other settings.  The 1% ownership interest of the general partner of Caris did not change and remains equally divided between NHC and McRae.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

January 5, 2012

NATIONAL HEALTHCARE CORPORATION

BY:  /s/ Robert G. Adams

Name:  Robert G. Adams

Title:  Chief Executive Officer